                                                                  EXHIBIT (i)(2)

             Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP

                                                                January 28, 2009

Van Kampen Tax Free Trust
522 Fifth Avenue
New York, New York 10036

                  Re:  Post-Effective Amendment No. 59 to the
                       Registration Statement on Form N-1A for
                       the Van Kampen Tax Free Trust (the
                       "Registration Statement") (File Nos.
                       2-99715 and 811-4386)
                       ---------------------

     We hereby consent to the reference to our firm under the heading "Legal Counsel" in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.

                               Very truly yours,


                               /s/ Skadden, Arps, Slate,
                                   Meagher & Flom LLP